UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 25, 2015

UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Farm Springs Road Farmington, Connecticut 06032-2568 (Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(860) 728-7000 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure
 In advance of a meeting with investors today, United Technologies Corporation ("UTC" or the "Company") is announcing the following information.  The Company plans to affirm today the expectations it previously disclosed for 2015 earnings per share of $6.15 to $6.30 from continuing operations, on sales of $57 billion to $58 billion, each of which exclude Sikorsky Aircraft, which is included in discontinued operations.  This range of expected earnings also excludes the expected gain on the sale of Sikorsky Aircraft.
       In addition, as previously announced, the UTC Board of Directors authorized in July 2015 a share repurchase program for up to 75 million shares of the Company's common stock, which replaced a previous program, approved in February 2013, that was nearing completion.   While the precise timing and amount of repurchases will be determined based on the Company's evaluation of market conditions and other factors, and the program may be suspended or discontinued at any time, the Company announced today that it has commenced repurchases of up to $1 billion of shares of the Company's common stock under this current share repurchase program.
The information contained in this Current Report on Form 8-K is being furnished to the U.S. Securities and Exchange Commission and will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
This Current Report on Form 8-K includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "expect," "plans," "project," "target," "anticipate," "will," "should," "see," "guidance" and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to the pending sale of Sikorsky, or the terms, timing or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected.  All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential sale of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the markets in which we operate, including financial market conditions; fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company- and customer-directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; challenges in the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: August 25, 2015	By:	/s/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Vice President, Secretary and Associate General Counsel